Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Vision Marine Technologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, without par value	457	(h)	1,709,121	(2)	$7.547	(4)	$12,897,995.24	0.0000927	$1,195.64
Equity	Common Shares, without par value	457(c) and 457(h)		55,831	(3)	$6.38	(5)	$356,201.78	0.0000927	$33.02
Total Offering Amounts								$13,254,197.02		$1,228.66
Total Fee Offsets										$0
Net Fee Due										$1,228.66

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional common shares of the Registrant that become issuable under the Amended and Restated Share Option(s) Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding common shares.

(2)	Represents common shares issuable upon exercise of options granted under the Plan. Such shares are issuable upon exercise of outstanding options with fixed prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)	Represents common shares reserved for issuance upon the exercise of options that may be granted under the Plan.

(4)	Pursuant to Rule 457(h) under the Securities Act, the registration fee is calculated based on the weighted average per-share exercise price. When initially set in Canadian Dollars (“CAD”), the amount is translated (solely for the purpose of calculating the registration fee) using the rate of CAD 1.2509 to US$1.00, the representative rate of exchange as of March 29, 2022, as published by the Bank of Canada.

(5)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common shares as reported on the Nasdaq Capital Market on March 29, 2022.